UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 1, 2018

SUMMER ENERGY HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

001-35496	20-2722022
(Commission File Number)	(I.R.S. The Company Identification No.)

5847 San Felipe Street #3700

Houston, Texas 77057

(Address of principal executive offices)

(713) 375-2790

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01Entry into a Material Definitive Agreement

Item 1.02Termination of a Material Definitive Agreement

Item 2.03Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet

Arrangement of a Registrant

On May 1, 2018, Summer Energy Holdings, Inc. (“SEH”), and its subsidiaries Summer Energy, LLC (“Summer LLC”) and Summer Energy Northeast, LLC (“Summer Northeast”; together with SEH and Summer LLC, the “Company”) closed a transaction with EDF Energy Services, LLC and EDF Trading North America, LLC (collectively, “EDF”).  As part of the transaction, the Company and EDF entered into an Energy Services Agreement (the “Energy Services Agreement”) pursuant to which the Company agreed to purchase its electric power and associated services requirements from EDF, and EDF agreed to provide the Company with certain credit facilities to assist the Company in the purchase of its electric power and associated service requirements.  The terms of the Energy Services Agreement are governed by the ISDA Master Agreement, as well as a Schedule and Power Annex thereto and the Credit Support Annex thereto.    In conjunction therewith, the Company and EDF also entered into a Security Agreement, a Pledge Agreement and a Guaranty in favor of EDF.

The Energy Services Agreement has a term of three years, and automatically renews for successive one (1) year periods unless either party provides written notice of termination one hundred eighty (180) days prior to the renewal date. In addition to the market based commodity price charged by EDF for each underlying commodity transaction, the Company will pay a “Commodity Fee” for each MWh of power that the Company requests for delivery from EDF during the term of the Energy Services Agreement.  In addition, the Company will be responsible for other mutually agreed upon fees incurred by EDF on its behalf.  The Company will also be responsible for any reasonable transmission or transportation costs incurred in connection with power transactions.  Monthly supply obligations will accrue interest at a rate equal to 3-month Libor plus six percent (6%) per annum.  Any additional credit support will bear interest at the per annum rate equal to the lesser of (i) a rate per annum equal to 3-month Libor rate plus three percent (3%) per annum, and (ii) the maximum rate of interest permitted by applicable law.

In consideration of the services and credit support provided by EDF to the Company, and pursuant to the Security Agreement, the Company agreed to, among other things (i) grant a priority security interest to EDF in all of its assets, equipment and inventory; (ii) require its customers to remit monthly payments into a lockbox account over which EDF has a security interest; and (iii) deliver monthly and annual forecasted and audited statements to EDF.

Pursuant to the Pledge Agreement, SEH pledged to EDF, and granted to EDF a security interest in all of the membership interests of Summer LLC and Summer Northeast owned by SEH, as well as all additional membership interests of such subsidiaries from time to time acquired by SEH.  Pursuant to the Guaranty, SEH agreed to guaranty the obligations of Summer LLC and Summer Northeast under the Energy Services Agreement.

As part of the transaction, the Company, EDF and DTE Energy Trading, Inc. entered into a Novation Agreement whereby the Company transferred by novation to EDF, and EDF accepted, the rights, liabilities, duties and obligations of the Company under and in respect of each transaction entered into pursuant to that certain Energy Marketing Agreement dated as of April 1, 2014 between Summer LLC and DTE Energy Trading, Inc., a copy of which is included as Exhibit 10.1 to the Company’s Form 10-Q filed on May 15, 2014 (the “EMA”), thereby terminating the EMA as of April 30, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  May 3, 2018

SUMMER ENERGY HOLDINGS, INC.

        By:         /s/ Jaleea P. George

         Jaleea P. George

          Chief Financial Officer